Exhibit 10.40(c)

FOURTH AMENDMENT TO
EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement is made and entered into effective as of this 1st day of August, 2005, by and between LECG, LLC, a California limited liability company with a business address of 2000 Powell Street, Suite 600, Emeryville, California 94608 (“LECG”) and David J. Teece (“Teece”).

RECITALS

A.                               LECG and Teece entered into an Employment Agreement dated October 27, 1997, which was first amended by letter agreement dated August 5, 2002, further amended by that certain Second Amendment to Employment Agreement dated September 30, 2003, and further amended by that certain Third Amendment to Employment Agreement dated October 1, 2004 (collectively, the “Employment Agreement.”)

B.                                 LECG and Teece wish to further amend the Employment Agreement to reflect certain agreed upon terms of Teece’s employment with LECG.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

1.                                      Compensation for Consulting Services.  As a Director providing consulting services to LECG, Teece is entitled to compensation in the form of Director Earnings which consist of Fee Pass-Through Earnings.  Effective August 1, 2005, and continuing each calendar year thereafter, for new engagements brought to LECG through Teece’s exclusive efforts (personally or through Enterprise Research, Inc.) or jointly with other experts or staff in the firm, the Fee Pass-Through Earnings will be 70% of Teece’s billing rate for each hour billed to clients and collected by LECG.

2.                                      No Further Amendments.  Except as set forth in this Fourth Amendment, the Employment Agreement has not been modified and remains in full force and effect as of the date hereof.

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3.                                      Counterparts.  This Agreement may be signed in two or more counterparts, each signed by one or more of the parties hereto so long as each party shall sign at least one counterpart of this Agreement, all of which taken together shall constitute one and the same instrument.  Signatures delivered by facsimile or in electronic file format will be treated in all respects as originals.

IN WITNESS WHEREOF, LECG and Teece have executed this Fourth Amendment to Employment Agreement effective on the date first written above.

LECG, LLC,

a California limited liability company

By:	/s/ David Kaplan
David Kaplan
President

/s/ David J. Teece
David J. Teece